Exhibit 31.2

EXHIBIT 31.2 - Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

CARROLLTON BANCORP

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Carrollton Bancorp (the “Company”) on Form 10-Q for the period ending June 30, 2003, as filed with the Securities and Exchange Commission and which this Certification is an exhibit (the “Report”), the undersigned hereby certifies, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  I have reviewed this quarterly report on Form10-Q of Carrollton Bancorp;

(2)                                  Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by this quarterly report;

(3)                                  Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the quarterly report;

(4)                                  The registrant’s other certifying officers and I:

(a)                                  are responsible for establishing and maintaining disclosure controls and proceedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the issuer;

(b)                                 have designed such disclosures controls and procedures to ensure that material information relating to the company, including its consolidated subsidaries, is made known to them, particularly during the period in which this quarterly report is being prepared;

(c)                                  have evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the evaluation date); and

(d)                                 have presented within the report our conclusions as to the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date;

(5)                                  The registrant’s other certifying officers and I:

(a)                                  are responsible for establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rules 13a-14 and 15d-14) for the issuer;

(b)                                 have designed such internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)                                  have disclosed in the applicable periodic report any changes in the company’s internal control over financial reporting that occurred during the period covered by the report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting;

(d)                                 have disclosed, based on their most recent evaluation of the company’s internal control over financial reporting, to the company’s auditors and audit committee:

(i)                                     All significant deficiencies and material weaknesses in the design or operation of the internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

(ii)                                  Any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting.

(6)                                  The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date August 7, 2003	/s/ Randall M. Robey

Randall M. Robey
Treasurer, Executive Vice President & CFO